Exhibit 99.1

News	Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com
ViaSat Announces Fiscal 2011 Third Quarter Results
Carlsbad, Calif. — February 8, 2011 — ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the third fiscal quarter ended December 31, 2010 that included new contract awards of $172.1 million, revenues of $195.9 million, Adjusted EBITDA of $37.3 million and non-GAAP diluted net income attributable to ViaSat common stockholders of $0.43 per share, or $0.30 per share on a diluted GAAP basis. Year-to-date, ViaSat reported new contract awards of $576.7 million, total revenues of $585.8 million, Adjusted EBITDA of $118.0 million and non-GAAP diluted net income attributable to ViaSat common stockholders of $0.98 per share, or $0.56 per share on a diluted GAAP basis.
     “Earnings for our third quarter were good, as the long delayed catch-up due to renewal of the federal R&D tax credit overcame the effects of sporadic orders in prior periods,” said Mark Dankberg, ViaSat CEO and chairman. “New order momentum in this second half of our fiscal year appears very strong, though skewed into the fourth quarter. For example, bookings highlights in Q4 already include a new BFT-2 award for over $70 million for additional terminals and associated services, bringing the total received to date to over $120 million. It’s a compelling endorsement of progress to date and the benefits of the new network. This and other anticipated new orders, coupled with the launch of KA-SAT this past December, and ViaSat-1 planned for summer 2011, create good opportunities for continued growth as we prepare for next fiscal year.”
Financial Results1

			First 9 Mos.	First 9 Mos.
(In millions, except per share data)	Q3 FY11	Q3 FY10	FY11	FY10
Revenues	$195.9	$156.4	$585.8	$475.4
Net income[2]	$12.9	$3.2	$24.0	$20.7
Diluted per share net income [2]	$0.30	$0.09	$0.56	$0.62
Non-GAAP net income [2,3]	$18.6	$13.5	$41.9	$37.5
Non-GAAP diluted net income per share [2,3]	$0.43	$0.39	$0.98	$1.12
Fully diluted weighted average shares	43.4	34.7	42.8	33.6
Adjusted EBITDA[4]	$37.3	$22.1	$118.0	$65.8

New orders/Contract awards	$172.1	$157.1	$576.7	$503.4
Sales backlog	$523.5	$478.7	$523.5	$478.7

[1]	ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2011 end on July 2, 2010, October 1, 2010, December 31, 2010, and April 1, 2011.

[2]	Attributable to ViaSat, Inc. common stockholders
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[3]	All non-GAAP net income numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

[4]	Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition-related expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”
Government Systems Segment
     The Government Systems segment posted quarterly revenues of $97.6 million, a 9.5% increase from the third quarter of fiscal year 2010. The increase was primarily attributable to higher sales of our government satellite communication systems offset by lower sales in tactical data link products and services. New contract awards in our Government Systems segment for the third quarter of fiscal year 2011 were $87.8 million.
Commercial Networks Segment
     For the Commercial Networks segment, revenues were $39.0 million for the third quarter of fiscal year 2011, a 29.0% decrease from the third quarter of fiscal year 2010. The revenue decrease was primarily from lower sales of consumer broadband products as a result of ViaSat no longer recognizing equipment sales to WildBlue Communications following our acquisition of WildBlue in December 2009. Revenues were also lower due to reduced equipment sales to the WildBlue distributors, pending additional satellite capacity, and reduced enterprise VSAT networks products and services. These decreases were offset by increased sales of next-generation broadband equipment and satellite networking technology development programs. New contract awards in our Commercial Networks segment for the third quarter of fiscal year 2011 were $29.4 million.
Satellite Services Segment
     Our Satellite Services segment contributed revenues of $59.3 million for the third quarter, which was a 383.3% increase compared to the third quarter of fiscal year 2010. The revenue increase was primarily attributable to WildBlue as well as growth in mobile broadband services. New contract awards in our Satellite Services segment for the third quarter of fiscal year 2011 were $54.9 million.
Selected Recent Fiscal 2011 Business Highlights
•	Received $13.8 million in delivery orders in the third quarter from PM Force XXI Battle Command Brigade and Below under its Blue Force Tracking 2 (BFT-2) IDIQ contract, including the installation and test of production satellite ground station and satellite network control center equipment as well as
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L-band bandwidth leasing, network ground equipment, and thousands of additional production transceivers.

•	Received a $13.1 million award for additional ArcLight® mobile broadband network satellite services to provide capacity in Afghanistan to support numerous airborne ISR missions.

•	Received $9.0 million in awards for UHF satellite communication modems for mobile and fixed applications.

•	Successful launch and orbiting of Eutelsat Communications’ KA-SAT satellite, Europe’s first high throughput satellite, and the first to use our transformational high-capacity satellite system architecture, including the next-generation SurfBeam® 2 ground system.

•	Selected by Boeing to provide the ground based beam forming (GBBF) system for the MEXSAT satellite system. MEXSAT will provide secure communications for Mexico’s national security needs, as well as enhanced coverage for the country’s civil telecommunications.

•	Received over $70 million in additional orders for BFT-2 terminals and other services in the fourth quarter, bringing total orders under the BFT-2 program to over $120 million to date.

•	Awarded the first Defense Security Service (DSS) Award of Excellence in Counterintelligence for 2010. ViaSat was one of just two companies selected out of over 13,000 cleared contractors for demonstrating the best ability to stop foreign theft of U.S. defense technology.
Safe Harbor Statement
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to new orders, opportunities for growth, new BFT-2 award and ViaSat-1. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: a negative audit by the U.S. government; our ability to have manufactured or successfully launch ViaSat-1 or implement the related broadband satellite services on our anticipated timeline or at all; continued turmoil in global financial markets and economies; the availability and cost of credit; reliance on U.S. government contracts and our reliance on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and enhancements; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the networking and communications industries generally; the effect of
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adverse regulatory changes on our ability to sell products; and our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness. In addition, please refer to the risk factors contained in ViaSat’s SEC filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. ViaSat undertakes no obligation to update or revise any forward-looking statements for any reason.
Conference Call
     ViaSat Inc. will host a conference call to discuss these fiscal year 2011 third quarter results at 5:00 p.m. Eastern Time on Tuesday, February 8, 2011. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. The conference call webcast and other material financial information discussed on our conference call can also be accessed on the Investor Relations section of the ViaSat website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Tuesday, February 8 until midnight Wednesday, February 9 by dialing (800) 642-1687 for U.S. callers and (706) 645-9291 for international callers, and entering the conference ID 40660473.
About ViaSat (www.viasat.com)
     ViaSat produces innovative satellite and other digital communication products that enable fast, secure, and efficient communications to virtually any location. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies and products to the U.S. and allied governments; is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services; and owns WildBlue, the premier Ka-band satellite broadband service provider. ViaSat also offers design capabilities and a number of complementary products including monolithic microwave integrated circuits and modules, DVB-S2 satellite communication components, video data link systems, data acceleration and compression, and mobile satellite antenna systems. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.
Use of Non-GAAP Financial Information
     To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP net income attributable to ViaSat Inc. excludes the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based
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compensation expenses, net of tax. Adjusted EBITDA represents net income (loss) attributable to ViaSat, Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expenses and acquisition-related expenses. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables titled “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis” and “An Itemized Reconciliation Between Net Income Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release.
ArcLight and SurfBeam are registered trademarks of ViaSat Inc.
WildBlue is a registered trademark of WildBlue Communications Inc.
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Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Nine months ended
	December 31, 2010	January 1, 2010	December 31, 2010	January 1, 2010
Revenues:
Product revenues	$126,434	$137,146	$379,022	$437,889
Service revenues	69,507	19,218	206,812	37,549

Total revenues	195,941	156,364	585,834	475,438

Operating expenses:
Cost of product revenues	95,009	98,708	278,174	309,105
Cost of service revenues	41,923	11,613	122,682	24,585
Selling, general and administrative	40,413	34,416	121,286	90,259
Independent research and development	6,661	7,864	21,597	21,559
Amortization of acquired intangible assets	4,923	1,901	14,627	4,768

Income from operations	7,012	1,862	27,468	25,162
Interest income (expense), net	(14)	(1,739)	(2,903)	(1,950)

Income before income taxes	6,998	123	24,565	23,212
(Benefit) provision for income taxes	(5,929)	(2,940)	437	2,765

Net income	12,927	3,063	24,128	20,447
Less: Net income (loss) attributable to the noncontrolling interest, net of tax	3	(183)	157	(243)

Net income attributable to ViaSat, Inc.	$12,924	$3,246	$23,971	$20,690

Diluted net income per share attributable to ViaSat, Inc. common stockholders	$0.30	$0.09	$0.56	$0.62

Diluted common equivalent shares	43,352	34,725	42,799	33,591

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT, INC.
ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income attributable to ViaSat, Inc.	$12,924	$3,246	$23,971	$20,690
Amortization of acquired intangible assets	4,923	1,901	14,627	4,768
Acquisition related expenses	—	7,266	1,379	9,762
Stock-based compensation expense	4,377	3,318	12,690	8,412
Income tax effect	(3,602)	(2,253)	(10,778)	(6,170)

Non-GAAP net income attributable to ViaSat, Inc.	$18,622	$13,478	$41,889	$37,462

Non-GAAP diluted net income per share attributable to ViaSat, Inc. common stockholders	$0.43	$0.39	$0.98	$1.12

Diluted common equivalent shares	43,352	34,725	42,799	33,591

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ATTRIBUTABLE TO VIASAT, INC.
AND ADJUSTED EBITDA IS AS FOLLOWS:
GAAP net income attributable to ViaSat, Inc.	$12,924	$3,246	$23,971	$20,690
(Benefit) provision for income taxes	(5,929)	(2,940)	437	2,765
Interest expense (income), net	14	1,739	2,903	1,950
Depreciation and amortization	25,905	9,449	76,608	22,252
Stock-based compensation expense	4,377	3,318	12,690	8,412
Acquisition related expenses	—	7,266	1,379	9,762

Adjusted EBITDA	$37,291	$22,078	$117,988	$65,831

Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	December 31, 2010	April 2, 2010
Assets

Current assets:
Cash and cash equivalents	$45,364	$89,631
Accounts receivable, net	175,949	176,351
Inventories	95,747	82,962
Deferred income taxes	17,346	17,346
Prepaid expenses and other current assets	25,329	28,857

Total current assets	359,735	395,147

Property, equipment and satellites, net	733,988	651,493
Other acquired intangible assets, net	86,311	89,389
Goodwill	82,559	75,024
Other assets	93,308	82,499

Total assets	$1,355,901	$1,293,552

Liabilities and Equity

Current liabilities:
Accounts payable	$55,023	$78,355
Accrued liabilities	122,178	102,251
Current portion of other long-term debt	760	—

Total current liabilities	177,961	180,606
Senior Notes due 2016, net	272,172	271,801
Other long-term debt	51,991	60,000
Other liabilities	30,309	24,395

Total liabilities	532,433	536,802
Total ViaSat, Inc. stockholders’ equity	819,566	753,005
Noncontrolling interest in subsidiary	3,902	3,745

Total equity	823,468	756,750

Total liabilities and equity	$1,355,901	$1,293,552